Exhibi 99.1

American Energy Development Corp., Announces Brown #2-12 Well Successfully on Full Production

NEW YORK, March 02, 2012 (GLOBE NEWSWIRE) - American Energy Development Corp. (OTCBB:AEDC) hereafter "AED," is pleased to announce that AED has received regulatory approval from the Michigan Department of Environmental Quality (MDEQ), to proceed with its permanent facility after MDEQ confirmed receipt of all required data for a permanent production operation.

AED’s permanent facility consists of a heater treater hooked up to the pump unit with a 3 inch diameter flowline on the inlet side, and 2 inch diameter dumplines to three 400 barrel storage tanks on the outlet side with the infrastructure designed for efficient operation throughout the winter seasons.

The daily rate is expected to settle after a few days when factors like the casing pressure stabilize where we will look to optimize the production from the well. Ultimate future production rates will be determined by technical information and a secondary recovery report which is being prepared by an independent consultant to evaluate original oil in place by material balance, current fluid saturations, movable oil based on saturations and fractional flow data, and tie back to volumetrics using reef outline.

AED’s Brown 2-12 well is the first of a planned series of wells on the promising Dansville prospect, targeting the Niagaran reef formations. Well site locations have been decided by AED’s high resolution 3-D seismic isochrones, which we believe clearly define the heart of the anomalies. Recent USGS reports on the basin indicate recoverable reserves in excess of 1.8 billion barrels of oil and 17 trillion cubic feet of natural gas.

Herold Ribsskog, President of American Energy Development Corp., said “We are very pleased with the performance of AED’s first well, the well is still producing with zero water cut. We expect the well to continue to generate a consistent revenue stream from its estimated recoverable reservoir of up to 650,000 bbls.”

About American Energy Development Corp.

American Energy Development Corp. is an independent US energy company, committed to creating American energy independence through the development of acreage in established oil and gas basins. Using the latest geological, geophysical, and environmental technology, the Company's goal is to locate, drill, and produce oil and gas in the United States and secure regions. American Energy Development's focus is on the development of Niagaran oil reefs in Michigan and the underexplored onshore basins in the United Kingdom.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations inside and outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding "probable," "possible," or "recoverable" reserves among others. U.S. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and Form S-1, File No. 333-169014, available from us at American Energy Development Corp., 1230 Avenue of the Americas, 7th Floor, New York, NY 10020.

CONTACT: American Energy Development Corp.
             Joel Felix, Chief Financial Officer
             1230 Avenue of the Americas, 7th Floor
             New York, NY 10020
             Phone: (855)645-2332
             Fax: (917)639-4000
             Web: www.aed-corp.com
             Email: ir@aed-corp.com